As filed with the Securities and Exchange Commission on July 14, 2003
                                                      Registration No. 333-36490
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ____________

                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT of 1933
                                  ____________
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)

                            Utilities HOLDRSSM Trust
                      [Issuer with respect to the receipts]

           Delaware                                  6211                                13-5674085
  (State or other jurisdiction            (Primary Standard Industrial                 (I.R.S. Employer
of incorporation or organization)          Classification Code Number)              Identification Number)

                                  ____________

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  ____________

                                   Copies to:

               Judith Witterschein, Esq.                                    Andrew B. Janszky, Esq.
                   Corporate Secretary                                      Shearman & Sterling LLP
   Merrill Lynch, Pierce, Fenner & Smith Incorporated                         599 Lexington Avenue
                    250 Vesey Street                                        New York, New York 10022
                New York, New York 10281                                         (212) 848-4000
                     (212) 449-1000
(Name, address, including zip code, and telephone number,
        including area code, of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

================================================================================

PROSPECTUS






                                 [HOLDRS LOGO]




                        1,000,000,000 Depositary Receipts
                            Utilities HOLDRSSM Trust





     The Utilities HOLDRSSM Trust issues Depositary Receipts called Utilities HOLDRSSM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, are involved in various segments of the utilities industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Utilities HOLDRS in a round-lot amount of 100 Utilities HOLDRS or round-lot multiples. Utilities HOLDRS are separate from the underlying deposited common stocks that are represented by the Utilities HOLDRS. For a list of the names and the number of shares of the companies that make up a Utilities HOLDR, see "Highlights of Utilities HOLDRS--The Utilities HOLDRS" starting on page 9. The Utilities HOLDRSSM trust will issue Utilities HOLDRS on a continuous basis.

     Investing in Utilities HOLDRS involves significant risks. See "Risk factors" starting on page 5.

     Utilities HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Utilities HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

     The Utilities HOLDRS are listed on the American Stock Exchange under the symbol "UTH." On July 11, 2003, the last reported sale price of the Utilities HOLDRS on the American Stock Exchange was $71.55.



                                _________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                _________________

                  The date of this prospectus is July 11, 2003.

     "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of
                            Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS


                                                                            Page

SUMMARY.......................................................................4
RISK FACTORS..................................................................5
HIGHLIGHTS OF UTILITIES HOLDRS...............................................10
THE TRUST....................................................................16
DESCRIPTION OF UTILITIES HOLDRS..............................................16
DESCRIPTION OF THE UNDERLYING SECURITIES.....................................18
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT................................20
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES................................24
ERISA CONSIDERATIONS.........................................................27
PLAN OF DISTRIBUTION.........................................................27
LEGAL MATTERS................................................................27
WHERE YOU CAN FIND MORE INFORMATION..........................................28
                            _________________________

     This prospectus contains information you should consider when making your investment decision. With respect to information about Utilities HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Utilities HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Utilities HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that Non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Utilities HOLDRS or of the underlying securities through an investment in the Utilities HOLDRS.

                                     SUMMARY

     The Utilities HOLDRS trust was formed under the depositary trust agreement, dated as of May 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Utilities HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the utilities industry. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Utilities HOLDRS is specified under "Highlights of Utilities HOLDRS--The Utilities HOLDRS." This group of common stocks, and the securities of any company that may be added to Utilities HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 21 companies included in Utilities HOLDRS, which may change as a result of reconstruction events, distributions of securities by underlying issuers, or other events. The Utilities HOLDRS are separate from the underlying common stocks that are represented by the Utilities HOLDRS. On July 11, 2003, there were 3,982,900 Utilities HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Utilities HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Utilities HOLDRS, including the risks associated with a concentrated investment in utilities companies.

General Risk Factors

     o Loss of investment. Because the value of Utilities HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Utilities HOLDRS if the underlying securities decline in value.

     o Discount trading price. Utilities HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Utilities HOLDRS or other corporate events, such as mergers, a Utilities HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Utilities HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily representative of the utilities industry. At the time of the initial offering, the companies included in the Utilities HOLDRS were generally considered to be involved in various segments of the utilities industry. However, the market price of the underlying securities and the Utilities HOLDRS may not necessarily follow the price movements of the entire utilities industry generally. If the underlying securities decline in value, your investment in the Utilities HOLDRS will decline in value even if common stock prices of companies involved in the utilities industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Utilities HOLDRS may not be involved in the utilities industry. In this case, the Utilities HOLDRS may not consist of securities issued only by companies involved in the utilities industry.

     o Not necessarily comprised of solely utilities companies. As a result of distributions of securities by companies included in the Utilities HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Utilities HOLDRS and that are not involved in the utilities industry may be included in the Utilities HOLDRS. The securities of a new company will only be distributed from the Utilities HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in the Utilities HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation GICS sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of Standard & Poor's GICS sector classifications to determine whether a new company will be included in the Utilities HOLDRS provides no assurance that each new company included in the Utilities HOLDRS will be involved in the utilities industry. Currently, the underlying securities in the Utilities HOLDRS are represented in the Utilities GICS sector. Since each GICS sector classification is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Utilities HOLDRS yet not be involved in the utilities industry. In addition, the GICS sector classifications of securities included in the Utilities HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sector classifications, or both. Therefore, additional GICS sector classifications may be represented in the Utilities HOLDRS which may also result in the inclusion in the Utilities HOLDRS of the securities of a new company that is not involved in the utilities industry.

     o No investigation of underlying securities. The underlying securities initially included in the Utilities HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the utilities industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Utilities HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     o Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Utilities HOLDRS may not necessarily continue to be a diversified investment in the utilities industry. In addition, reconstitution events, distribution of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, Utilities HOLDRS may also reduce diversification. Utilities HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Utilities HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Utilities HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Utilities HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Utilities HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Utilities HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Utilities HOLDRS, you will not be able to trade Utilities HOLDRS and you will only be able to trade the underlying securities if you cancel your Utilities HOLDRS and receive each of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Utilities HOLDRS. If the Utilities HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Utilities HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Utilities HOLDRS are delisted. There are currently 21 companies whose securities are included in Utilities HOLDRS.

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Utilities HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issues of the underlying securities in connection with its business.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Utilities HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Utilities Industry

     o The stock prices of companies involved in the utilities industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Utilities HOLDRS, and you could lose a substantial part of your investment. The trading prices of the common stocks of utilities companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

          o    general market fluctuations;

          o actual or anticipated variations in companies' quarterly operating results;

          o announcements by utilities companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

          o failure to integrate or realize projected benefits from acquisitions;

          o    unscheduled system downtime;

          o    changes in government regulations;

          o    fluctuations in quarterly and annual operating results; and

          o    difficulty in obtaining additional financing.

     In addition, the trading prices of utilities stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many utilities stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of utilities companies, generally, could depress the stock prices of a utilities company regardless of utilities companies' results. Other broad market and industry factors may decrease the stock price of the utilities' stocks, regardless of their operating results. For example, many of the companies whose common stock is included in the Utilities HOLDRS have transacted a significant volume of business with Enron Corporation, which filed for federal bankruptcy protection on December 2, 2001. No assurance can be given that the Enron bankruptcy will not negatively impact the utilities industry generally or the market prices of the common stocks of the companies included in the Utilities HOLDRS.

     Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of utilities stocks. For example, there can be no assurance that the terrorist attacks of September 11, 2001 on the United States, or any future terrorist attacks or other acts of war, if they occur, will not have a negative effect on the market price of utilities stocks.

     As a result of fluctuations in the trading prices of the companies included in the Utilities HOLDRS, the trading price of Utilities HOLDRS has fluctuated significantly. The initial offering price of Utilities HOLDRS, on June 22, 2000, was $94.18, and during 2002, the price of a Utilities HOLDR reached a high of $97.91 and a low of $51.10.

     o Utilities companies whose securities are included in the Utilities HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in Utilities HOLDRS. Companies whose securities are included in the Utilities HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Utilities HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the utilities industry.

     o The utilities industry is extremely competitive and failure of a utilities company to maintain a customer base will adversely affect its operating results. The operations of many utilities companies, which have traditionally been subject to limited competitive pressures, are now subject to increased pressures with others in the industry in supplying the energy needs of consumers. Many utilities companies may not successfully develop and maintain a loyal customer base and failure to do so could have a material adverse effect on their business.

     o Utilities companies are subject to extensive regulation by various federal, state and local governmental agencies in the conduct of their business. The sale, marketing and distribution of a utilities companies services are subject to regulation by all levels of governmental agencies including regulations on rate and marketing practices, environmental and development restrictions and regulations with respect to securities offerings. Competitive pressures by new market participants and changing consumer demands have resulted in additional changes in the regulatory environment, such as new regulations allowing consumers a broader choice to select their utility provider. The failure to obtain necessary government approvals, the restrictions contained in existing approvals, loss of or changes to previously obtained approvals or the failure to comply with regulatory requirements could result in fines, unanticipated expenditures, interruption of service and even criminal prosecution. The success of a utilities company will depend, in part, upon obtaining and maintaining regulatory approval to offer its products and services and, once approved, complying with the continued review by regulatory agencies.

     o Many utilities companies are subject to laws relating to the protection of the environment. The operations of many utilities companies are subject to extensive federal, state and local laws and regulations relating to the protection of the environment. Many utilities companies are exposed to significant environmental costs and liabilities inherent in the industry of a utility company and there can be no assurance that significant costs and liabilities will not be incurred, including those relating to claims for damages to property and persons resulting from operations. In addition, increasingly stringent federal, state or local environmental laws and regulations and enforcement policies will result in increased costs and liabilities.

     o The international operations of some utilities companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many utilities companies have international development and exploration operations necessary to their businesses. The risks of international business that the companies are exposed to include the following:

          o    general economic, social and political conditions;

          o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

          o differing tax rates, tariffs, exchange controls or other similar restrictions;

          o    currency fluctuations;

          o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

          o reduction in the number or capacity of personnel in international markets.

     o Many utilities companies are holding companies that rely on dividends from their subsidiaries as a substantial portion of their income and the right to receive dividends may be subordinate to the interests of third parties. Many utilities companies are separate and distinct entities from their subsidiaries that operate utilities and they receive a large portion of their revenue in dividends from these subsidiaries. The payment of dividends by these subsidiaries is subject to federal law restrictions as well as the laws of the respective state of incorporation. In addition, the right of a parent utility company to participate in any distribution of assets upon a subsidiary's liquidation or reorganization is subject to the prior claims of the subsidiary's creditors. The ability of a utility company to receive dividends or other distributions may be unpredictable, and fluctuations in income may adversely affect your investment in the Utilities HOLDRS.

     o Some of the companies involved in the utilities industry are also engaged in other lines of business unrelated to the utilities industry, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Utilities HOLDRS have lines of business that do not relate to utilities activities and which may present additional risks not mentioned in this prospectus. Specifically, Enron Corporation, a company whose common stock is currently included in the Utilities HOLDRS, has experienced significant losses in the energy trading business, resulting in Enron's filing for federal bankruptcy protection on December 2, 2001. There can be no assurance that other companies whose common stock is included in the Utilities HOLDRS will not experience similar catastrophic losses as a result of energy trading losses or losses in connection with other non-utilities businesses. The operating results of these utilities companies may fluctuate as a result of these additional risks and events in the other lines of business which may cause unusual volatility in the stock prices of these companies as compared to other utilities companies. Despite a company's possible success in the utilities business, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

     o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many utilities companies are active acquirers of other companies as part of their business plans. There can be no assurance that many utilities companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can also be no assurance that these companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Furthermore, utilities companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

                         HIGHLIGHTS OF UTILITIES HOLDRS

     This discussion highlights information regarding Utilities HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Utilities HOLDRS.

Issuer..........................    Utilities HOLDRS Trust.

The trust.......................    The Utilities HOLDRS Trust was formed under
                                    the depositary trust agreement, dated as of May 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner &
                                    Smith Incorporated, other depositors and the owners of the Utilities HOLDRS and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor...............    Merrill Lynch, Pierce, Fenner & Smith
                                    Incorporated.

Trustee.........................    The Bank of New York, a New York
                                    state-chartered banking organization, is the
                                    trustee and receives compensation as set
                                    forth in the depositary trust agreement. The
                                    trustee is responsible for receiving
                                    deposits of underlying securities and
                                    delivering Utilities HOLDRS representing the
                                    underlying securities issued by the trust.
                                    The trustee holds the underlying securities
                                    on behalf of the holders of Utilities
                                    HOLDRS.
Purpose of Utilities
HOLDRS..........................    Utilities HOLDRS are designed to achieve the
                                    following:

                                    Diversification. Utilities HOLDRS are
                                    designed to allow you to diversify your
                                    investment in the utilities industry through a single, exchange- listed instrument representing your undivided beneficial ownership of the underlying securities.

                                    Flexibility. The beneficial owners of
                                    Utilities HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Utilities HOLDRS, and can cancel their Utilities HOLDRS to receive each of the underlying securities represented by the Utilities HOLDRS.

                                    Transaction costs. The expenses associated with buying and selling Utilities HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets....................    The trust holds shares of common stock
                                    issued by specified companies that, when initially selected, were involved in the utilities industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust
                                    Agreement--Distributions" and
                                    "Reconstitution events." There are currently
                                    21 companies included in the Utilities
                                    HOLDRS.

                                    The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Utilities HOLDRS............    The trust has issued, and may continue to
                                    issue, Utilities HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust. The Utilities HOLDRS themselves are separate from the underlying securities that are represented by the Utilities
                                    HOLDRS.

                                    The following chart provides the:

                                    o   names of the 21 issuers of underlying
                                        securities currently represented by a
                                        Utilities HOLDR,

                                    o   stock ticker symbols,

                                    o share amounts currently represented by a round-lot of 100 Utilities HOLDRS, and

                                    o   principal U.S. market on which the
                                        shares of common stock of the selected
                                        companies are traded.




       Name of Company           Ticker   Share Amounts  Primary Trading Market
-----------------------------    ------   -------------  ----------------------
American Electric Power
Company, Inc.                      AEP           14              NYSE
Centerpoint Energy, Inc.           CNP           13              NYSE
Consolidated Edison, Inc.          ED            9               NYSE
Dominion Resources, Inc.            D            11              NYSE
Duke Energy Corporation            DUK           30              NYSE
Dynegy, Inc.                       DYN           12              NYSE
Edison International               EIX           15              NYSE
El Paso Corporation                EP            10              NYSE
Entergy Corporation                ETR           10              NYSE
Exelon Corporation                 EXC           15              NYSE
FirstEnergy Corporation            FE            10              NYSE
FPL Group, Inc.                    FPL           8               NYSE
Mirant Corporation                 MIR       11.530806           NYSE
PG&E Corporation                   PCG           17              NYSE
Progress Energy, Inc.              PGN           7               NYSE
Public Service Enterprise
Group Incorporated                 PEG           10              NYSE
Reliant Resources, Inc.            RRI       10.251839           NYSE
The Southern Company               SO            29              NYSE
Texas Genco Holdings, Inc.         TGN          .65              NYSE
Texas Utilities Company            TXU           12              NYSE
The Williams Companies, Inc.       WMB           20              NYSE


                                    The companies whose securities were included in the Utilities HOLDRS at the time Utilities HOLDRS were originally issued generally were considered to be among the 20 largest and most liquid companies with U.S. traded common stock involved in the utilities industry as measured by market capitalization and trading volume on May 2, 2000. The market capitalization of a company is determined by multiplying the market price of its common stock by the number of its outstanding securities.

                                    The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Utilities HOLDRS in a round-lot of 100 Utilities HOLDRS and round-lot multiples. The trust will only issue Utilities HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Utilities HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Utilities HOLDRS, the trust may require a minimum of more than one round-lot of 100 Utilities HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Utilities HOLDRS.

                                    The number of outstanding Utilities HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Utilities HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.


Purchases.......................    You may acquire Utilities HOLDRS in two
                                    ways:

                                      o  through an in-kind deposit of the
                                         required number of shares of common
                                         stock of the underlying issuers with
                                         the trustee, or

                                      o  through a cash purchase in the
                                         secondary trading market.

Issuance and
cancellation fees...............    If you wish to create Utilities HOLDRS by
                                    delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Utilities HOLDRS, The Bank of New
                                    York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Utilities HOLDRS. If you wish to cancel your Utilities HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Utilities HOLDRS.

Commissions.....................    If you choose to deposit underlying
                                    securities in order to receive Utilities
                                    HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee, charged by the trustee, described above.

Custody fees....................    The Bank of New York, as trustee and as
                                    custodian, will charge you a quarterly
                                    custody fee of $2.00 for each round-lot of 100 Utilities HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Utilities HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Utilities
HOLDRS.........................     You have the right to withdraw the
                                    underlying securities upon request by
                                    delivering a round-lot or integral multiple of a round-lot of Utilities HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Utilities HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Utilities HOLDRS themselves will not have voting rights.

Rights relating to the
underlying securities...........    Utilities HOLDRS represents your beneficial
                                    ownership of the underlying securities.
                                    Owners of Utilities HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Utilities HOLDRS. These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge
                                    Utilities HOLDRS and the right to surrender
                                    Utilities HOLDRS to receive the underlying securities. Utilities HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of

                                    Utilities HOLDRS. However, due to the nature of Utilities HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Utilities HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                    A holder of Utilities HOLDRS is not a
                                    registered owner of the underlying
                                    securities. In order to become a registered owner, a holder of Utilities HOLDRS would need to surrender their Utilities HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                    You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Utilities HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Utilities HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                    The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's GICS sector classification that is different from the GICS sector classifications represented in the Utilities HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

                                    There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Utilities HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                    If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Utilities HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Utilities HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement-Withdrawal of Underlying Securities."

Ownership rights in fractional
shares in the underlying
securities......................    As a result of distributions of securities
                                    by companies included in the Utilities
                                    HOLDRS or other corporate events, such as mergers, a Utilities HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

                                    In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Utilities HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Utilities HOLDRS are outstanding and each round-lot of 100 Utilities HOLDRS represents
                                    1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Utilities HOLDRS. If holders of 50,000 round-lots of 100 Utilities HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100 Utilities HOLDRS vote their underlying securities "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events...........    The depositary trust agreement provides for
                                    the automatic distribution of underlying securities from the Utilities HOLDRS to you in the following four circumstances:

                                      A.   If an issuer of underlying securities
                                           no longer has a class of common
                                           stock registered under section 12 of
                                           the Securities Exchange Act of 1934,
                                           then the trustee will distribute the
                                           shares of that company to the owners
                                           of the Utilities HOLDRS.

                                      B.   If the SEC finds that an issuer of
                                           underlying securities should be
                                           registered as an investment company
                                           under the Investment Company Act of
                                           1940, and the trustee has actual
                                           knowledge of the SEC finding, then
                                           its securities will no longer be an
                                           underlying security and the trustee
                                           will distribute the shares of that
                                           company to the owners of the
                                           Utilities HOLDRS.

                                      C.   If the underlying securities of an
                                           issuer cease to be outstanding as a
                                           result of a merger, consolidation,
                                           corporate combination or other event,
                                           the trustee will distribute the
                                           consideration paid by and received
                                           from the acquiring company or the
                                           securities received in exchange for
                                           the securities of the underlying
                                           issuer whose securities cease to be
                                           outstanding to the beneficial owners
                                           of Utilities HOLDRS, only if the
                                           distributed securities have a
                                           different Standard & Poor's GICS
                                           sector classification than any of the
                                           underlying securities represented in
                                           the Utilities HOLDRS at the time of
                                           the distribution or exchange or if
                                           the securities received are not
                                           listed for trading on a U.S. national
                                           securities exchange or through the
                                           Nasdaq National Market System. In any
                                           other case, the additional securities
                                           received will be deposited into the
                                           trust.

                                      D.   If an issuer's underlying securities
                                           are delisted from trading on a U.S.
                                           national securities exchange or
                                           through the Nasdaq National Market
                                           System and are not listed for trading
                                           on another U.S. national securities
                                           exchange or through the Nasdaq
                                           National Market System within five
                                           business days from the date the
                                           securities are delisted.

                                    To the extent a distribution of underlying securities from the Utilities HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                                    In addition, securities of a new company will be added to the Utilities HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Utilities HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                                    It is anticipated, as a result of the
                                    broadly defined Standard & Poor's GICS
                                    sectors, that most distributions or
                                    exchanges of securities will result in the inclusion of new securities in Utilities HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Utilities HOLDRS will be included in Utilities HOLDRS or distributed to you.

Standard & Poor's sector
classifications.................    Standard & Poor's Corporation is an
                                    independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The
                                    GICS classification standards were
                                    exclusively effective as of January 2, 2002.
                                    There are 10 Standard & Poor's GICS sector classifications and each class of publicly traded securities of a company are each given only one GICS sector classification.
                                    The securities included in the Utilities
                                    HOLDRS are currently represented in the
                                    Utilities GICS sector. The Standard & Poor's
                                    GICS sector classifications of the
                                    securities included in the Utilities HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

Termination events..............    A.  The Utilities HOLDRS are delisted from
                                        the American Stock Exchange and are not
                                        listed for trading on another U.S.
                                        national securities exchange or through
                                        the Nasdaq National Market System within five business days from the date the Utilities HOLDRS are delisted.

                                    B.  The trustee resigns and no successor
                                        trustee is appointed within 60 days
                                        from the date the trustee provides
                                        notice to Merrill Lynch, Pierce, Fenner
                                        & Smith Incorporated, as initial
                                        depositor, of its intent to resign.

                                    C.  Beneficial owners of at least 75% of
                                        outstanding Utilities HOLDRS vote to
                                        dissolve and liquidate the trust.

                                    If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

                                    Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Utilities HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States federal income tax
consequences....................    The United States federal income tax laws
                                    will treat a U.S. holder of Utilities HOLDRS as directly owning the underlying securities. The Utilities HOLDRS themselves will not result in any United States federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing.........................    The Utilities HOLDRS are listed on the
                                    American Stock Exchange under the symbol
                                    "UTH." On July 11, 2003, the last reported sale price of Utilities HOLDRS on the American Stock Exchange was $71.55.

Trading.........................    Investors are only able to acquire, hold,
                                    transfer and surrender a round-lot of 100
                                    Utilities HOLDRS. Bid and ask prices,
                                    however, are quoted per single

                                    Utilities HOLDR.

Clearance and settlement........    Utilities HOLDRS have been issued only in
                                    book-entry form. Utilities HOLDRS are
                                    evidenced by one or more global certificates that the trustee has deposited with The
                                    Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Utilities
                                    HOLDRS."

                                   THE TRUST

     General. This discussion highlights information about the Utilities HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement, before you purchase Utilities HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

     The Utilities HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of May 18, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Utilities HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

     The Utilities HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Utilities HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                         DESCRIPTION OF UTILITIES HOLDRS

     The trust has issued Utilities HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Utilities HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Utilities HOLDRS in a round-lot of 100 Utilities HOLDRS and round-lot multiples. The trust will only issue Utilities HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Utilities HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Utilities HOLDRS, the trust may require a minimum of more than one round-lot of 100 Utilities HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Utilities HOLDRS.

     Utilities HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Utilities HOLDRS--The Utilities HOLDRS."

     Beneficial owners of Utilities HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Utilities HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Utilities HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Utilities HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Utilities HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Utilities HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

     Utilities HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Utilities HOLDRS are available only in book-entry form. Owners of Utilities HOLDRS may hold their Utilities HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various aspects of the utilities industry on a regional level and whose common stock is registered under section 12 of the Securities Exchange Act of 1934. The issuers of the underlying securities were, at the time of selection, among the largest capitalized and most liquid companies involved in the utilities industry as measured by market capitalization and trading volume.

     The Utilities HOLDRS may no longer consist exclusively of securities issued by companies involved in the utilities industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the utilities industry and will undertake to make adequate disclosure when necessary.

     Underlying securities. For a list of the underlying securities represented by Utilities HOLDRS, please refer to "Highlights of Utilities HOLDRS--The Utilities HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

     No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Utilities HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table and graph set forth the composite performance of all 21 underlying securities currently represented by a single Utilities HOLDR, measured at the close of each month from January 30, 1998 to June 30, 2003. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

       1998       Price         1999        Price        2000            Price

January 30        77.05     January 29      85.26    January 31          77.47
February 27       78.69     February 26     81.73    February 29         70.62
March 31          83.94     March 31        81.33    March 31            73.01
April 30          81.79     April 30        87.27    April 28            80.66
May 29            81.75     May 28          92.86    May 31              85.05
June 30           84.21     June 30         85.79    June 30             79.68
July 31           80.04     July 30         84.70    July 31             82.76
August 31         82.09     August 31       84.86    August 31           94.20
September 30      88.39     September 30    80.02    September 29       108.23
October 30        86.76     October 29      81.60    October 31         106.02
November 30       87.32     November 30     73.87    November 30        107.84
December 31       89.36     December 31     72.11    December 29        113.57

       2001       Price         2002        Price        2003            Price

January 31        99.06     January 31      88.26    January 31          62.11
February 28      106.52     February 28     87.89    February 28         58.97
March 30         108.74     March 29        97.41    March 31            61.91
April 30         110.27     April 30        96.32    April 30            66.94
May 31           110.54     May 31          86.91    May 30              73.41
June 29          101.98     June 28         81.95    June 30             74.72
July 31           99.86     July 31         70.76
August 31         98.94     August 30       72.27
September 28      91.44     September 30    63.46
October 31        93.30     October 31      60.85
November 30       90.30     November 29     61.25
December 31       92.75     December 31     64.11

                                [LINE GRAPH]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General. The depositary trust agreement, dated as of May 18, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Utilities HOLDRS, provides that Utilities HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstruction events, described below.

     The trustee. The Bank of New York serves as trustee for the Utilities HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     Issuance, transfer and surrender of Utilities HOLDRS. You may create and cancel Utilities HOLDRS only in round-lots of 100 Utilities HOLDRS. You may create Utilities HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Utilities HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Utilities HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Utilities HOLDRS, the trust may require a minimum of more than one round-lot of 100 Utilities HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Utilities HOLDRS. Similarly, you must surrender Utilities HOLDRS in integral multiples of 100 Utilities HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Utilities HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Utilities HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Utilities HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Utilities HOLDRS unless such securities are not listed for trading on U.S. national securities exchange or through the Nasdaq National Market System or such distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Utilities HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

     You will be obligated to pay any tax or other charge that may become due with respect to Utilities HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Utilities HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Utilities HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Withdrawal of underlying securities. You may surrender your Utilities HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Utilities HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Utilities HOLDRS.

     Further issuances of Utilities HOLDRS. The depositary trust agreement provides for further issuances of Utilities HOLDRS on a continuous basis without your consent.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from Utilities HOLDRS to you in the following four circumstances:

     A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Utilities HOLDRS.

     B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Utilities HOLDRS.

     C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Utilities HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Utilities HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional underlying securities received as consideration will be deposited into the trust.

     D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

     To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the Utilities HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in Utilities HOLDRS at the time of distribution or exchange or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

     It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Utilities HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Utilities HOLDRS will be distributed from the Utilities HOLDRS to you.

     Standard & Poor's classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. There are 10 Standard & Poor's GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Utilities HOLDRS are currently represented in the Utilities GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Utilities HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Utilities HOLDRS will surrender their Utilities HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Utilities HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Utilities HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Utilities HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Utilities HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Utilities HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Utilities HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Utilities HOLDRS.

     Issuance and cancellation fees. If you wish to create Utilities HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Utilities HOLDRS. If you wish to cancel your Utilities HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Utilities HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Utilities HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Utilities HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Utilities HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

     Governing law. The depositary trust agreement and the Utilities HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Utilities HOLDRS.

     The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Utilities HOLDRS for:

     o    a citizen or resident of the United States;

     o a corporation or partnership created or organized in the United States or under the laws of the United States;

     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election ineffect under applicable Treasury Regulations to be treated as a U.S. person (each of the above, a "U.S. receipt holder"); and

     o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

     This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, and investors who acquire or hold any Utilities HOLDRS as part of a conversion, straddle or other hedging transaction. In addition, this discussion generally is limited to investors who will hold the Utilities HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Utilities HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

     The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Utilities HOLDRS

     A receipt holder purchasing and owning Utilities HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Utilities HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     Pursuant to recently enacted legislation, qualified dividend income received in respect of Utilities HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Utilities HOLDRS.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Utilities HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Utilities HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Utilities HOLDRS. Similarly, with respect to sales of Utilities HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Utilities HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Utilities HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Utilities HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

     If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

     As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates under recently enacted legislation. A qualified foreign corporation includes:

     o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty that includes an exchange of information program, and

     o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States,

but will not include:

     o    a passive foreign investment company (as defined below),

     o a foreign personal holding company (as specially defined in the Code), or

     o    a foreign investment company (as specially defined in the Code).

     The Treasury Department is expected to issue guidance regarding these requirements.

     If a foreign issuer pays a dividend in a currency other than U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will the U.S. dollar value, determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. If any of the underlying securities are securities of a foreign issuer, holders of Utilities HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstance will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     o    at least 75% of its gross income is "passive income", or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Utilities HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

     With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Utilities HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Utilities HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Utilities HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Utilities HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Utilities HOLDRS. The trust delivered the initial distribution of Utilities HOLDRS against deposit of the underlying securities in New York, New York on June 27, 2000.

     Investors who purchase Utilities HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

     Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch may also have served as counterparty in other transactions with certain of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used, and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Utilities HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Utilities HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Utilities HOLDRS were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Utilities HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Utilities HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Utilities HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

     The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

     Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and the selling group and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Utilities HOLDRS. This prospectus relates only to Utilities HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Utilities HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Utilities HOLDRS, have been publicly disclosed.

                                     ANNEX A

     This annex forms an integral part of the prospectus.

     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1998, 1999, 2000, 2001, 2002 and 2003. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 11. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                   AMERICAN ELECTRIC POWER COMPANY, INC. (AEP)

     American Electric Power Company, Inc. is a public utility holding company engaged in the generation, purchase, transmission and distribution of electric power. American Electric's service areas cover portions of the states of Arkansas, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Tennessee, Texas, Virginia and West Virginia. American Electric also provides engineering and technical services. American Electric Power conducts its wholesale business operations through its public utility subsidiaries, AEP Energy Services, Inc., AEP Resources, Inc. and AEP Pro Serv, Inc.

             Closing             Closing             Closing             Closing             Closing           Closing
   1998       Price     1999      Price     2000     Price      2001      Price     2002      Price    2003     Price
----------   -------  --------   -------- --------   -------  --------   -------  --------   -------  -------- -------
January      49 5/16  January    43 13/16 January    33 1/12  January    43.25    January    41.74    January  23.62
February     48       February   41 5/8   February   28 1/8   February   47.54    February   43.85    February 21.78
March        50 1/4   March      39 11/16 March      29 13/16 March      47.00    March      46.09    March    22.85
April        47 3/4   April      41 7/16  April      36 5/18  April      49.34    April      45.80    April    26.38
May          45 3/8   May        43 3/8   May        35 9/16  May        50.20    May        42.73    May      29.04
June         45 3/8   June       37 9/16  June       29 5/8   June       46.17    June       40.02    June     29.83
July         42 15/16 July       35 3/8   July       32 13/16 July       45.00    July       32.91
August       45 1/4   August     36 5/16  August     35 9/64  August     45.77    August     34.10
September    48 13/16 September  34 1/8   September  39 9/64  September  43.23    September  28.51
October      48 15/16 October    34 1/2   October    41 1/2   October    41.90    October    25.64
November     46 3/8   November   31 3/8   November   46       November   41.25    November   28.42
December     47 1/16  December   32 1/8   December   46 1/2   December   43.53    December   27.33


The closing price on July 11, 2003 was $28.27.

                          CENTERPOINT ENERGY INC. (CNP)

     CenterPoint Energy, Inc., formerly Reliant Energy, Incorporated, is a public utility holding company. Centerpoint's indirect wholly owned operating subsidiaries own and operate electric transmission and distribution facilities, natural gas distribution facilities and natural gas pipelines. Centerpoint's publicly traded subsidiary, Texas Genco Holdings, Inc., operates electric generation plants. Centerpoint's indirect wholly owned subsidiaries include CenterPoint Energy Houston Electric, LLC, which engages in Reliant Energy's former electric transmission and distribution business in a 5,000-square mile area of the Texas Gulf Coast that includes Houston; and CenterPoint Energy Resources Corp. (CERC), which owns gas distribution systems.

             Closing              Closing            Closing             Closing            Closing            Closing
   1998       Price      1999      Price     2000     Price     2001      Price     2002     Price     2003     Price
----------  --------    --------- -------- --------  --------  --------  -------  --------- -------  --------  -------
January     26 1/8      January   30 1/4   January   22 13/16  January   37.70    January    25.08   January   6.97
February    25 7/8      February  26 13/16 February  20 9/16   February  42.01    February   20.80   February  4.65
March       28 3/4      March     26 1/16  March     23 9/16   March     45.25    March      25.79   March     7.05
April       29 1/16     April     28 5/16  April     26 5/8    April     49.55    April      25.38   April     7.90
May         28 5/8      May       30 1/2   May       28 9/16   May       46.08    May        17.01   May       9.55
June        30 13/16    June      27 5/8   June      29 9/16   June      32.21    June       16.90   June      8.15
July        27 15/16    July      27 5/16  July      33 1/2    July      31.50    July       10.06
August      28 13/16    August    27 11/16 August    37 1/64   August    30.06    August     11.85
September   31 1/8      September 27 1/16  September 46 1/2    September 26.32    September  10.01
October     31 1/16     October   27 1/4   October   41 5/16   October   27.95    October    7.08
November    31 5/8      November  24 13/16 November  39 1/4    November  25.55    November   7.65
December    32 1/16     December  22 7/8   December  43 5/16   December  26.52    December   8.50


The closing price on July 11, 2003 was $8.28.



                         CONSOLIDATED EDISON, INC. (ED)

     Consolidated Edison, Inc. is a public utility holding company that provides electric, gas and steam transmission and distribution services in portions of New York and northern New Jersey and in northeastern Pennsylvania. The Company's principal business segments are the regulated electric, gas and steam businesses of its utility subsidiaries and the unregulated businesses of its other subsidiaries.

            Closing              Closing            Closing            Closing           Closing            Closing
   1998      Price      1999      Price    2000      Price     2001    Price     2002     Price     2003     Price
----------  -------   ---------  -------  --------- -------- --------- ------- --------- -------   -------- -------
January     41 5/16   January    49 7/16  January   32 11/16 January   34.94   January   40.99     January  39.92
February    42 1/2    February   46 3/4   February  27 9/16  February  36.87   February  40.80     February 39.00
March       46 3/4    March      45 5/16  March     29 1/8   March     37.10   March     41.91     March    38.47
April       45 1/4    April      45 7/16  April     35 3/16  April     37.41   April     43.59     April    38.47
May         42 13/16  May        48 9/16  May       32 5/8   May       39.15   May       43.77     May      42.99
June        46 1/16   June       45 1/4   June      29 5/8   June      39.80   June      41.75     June     43.28
July        42 5/16   July       43 1/2   July      30 5/16  July      39.74   July      42.85
August      47 5/16   August     44       August    31 5/16  August    40.90   August    40.69
September   52        September  41 1/2   September 34 9/64  September 40.72   September 40.22
October     50 1/8    October    38 3/16  October   35 3/16  October   39.49   October   42.57
November    50 13/16  November   34 1/2   November  37 1/4   November  38.62   November  39.75
December    52 7/8    December   34 1/2   December  38 1/2   December  40.36   December  42.82


The closing price on July 11, 2003 was $40.95.

                          DOMINION RESOURCES, INC. (D)

     Dominion Resources, Inc. is a fully integrated gas and electric holding company. Dominion has evolved from a utility holding company principally engaged in the production and sale of electric power, to a fully integrated electric and natural gas utility serving wholesale and retail markets in the Midwest, Northeast, and Mid-Atlantic portions of the United States. Dominion Resources also owns Millstone Power Station, a nuclear power station, and Louis Dreyfus Natural Gas Corp., a natural gas and oil exploration and production company. Dominion manages its operations along three primary business lines, which include Dominion Energy, Dominion Delivery and Dominion Exploration & Production.

             Closing            Closing            Closing             Closing            Closing           Closing
   1998       Price     1999    Price      2000     Price     2001      Price     2002    Price     2003     Price
----------   -------- --------- -------  --------  -------  ---------- -------- --------  ------- --------  -------

January      39 15/16 January   44 3/4   January   41 3/4   January    61.80    January   58.87   January   54.19
February     39 7/8   February  38 5/8   February  36 11/16 February   65.56    February  48.67   February  53.90
March        41 13/16 March     36 15/16 March     38 7/16  March      64.47    March     65.16   March     55.37
April        39 9/16  April     41 1/8   April     45       April      68.49    April     66.42   April     59.18
May          39 11/16 May       43 3/16  May       45 3/4   May        66.30    May       64.78   May       63.00
June         40 3/4   June      43 5/16  June      42 7/8   June       60.13    June      66.20   June      64.27
July         40 3/4   July      44 1/16  July      45 7/16  July       60.49    July      59.44
August       41 11/16 August    46 1/4   August    52 57/64 August     62.95    August    62.71
September    44 5/8   September 45 1/8   September 58 5/64  September  59.35    September 50.73
October      46 1/8   October   48 1/8   October   59 9/16  October    61.12    October   48.00
November     46 3/16  November  45 3/8   November  60       November   58.45    November  50.95
December     46 3/4   December  39 1/4   December  67       December   60.10    December  54.90


The closing price on July 11, 2003 was $61.25.



                          DUKE ENERGY CORPORATION (DUK)

     Duke Energy Corporation offers physical delivery and management of both electricity and natural gas throughout the United States and abroad. Duke Energy provides these and other services through seven business segments: Franchised Electric, Natural Gas Transmission, Field Services, Duke Energy North America, International Energy, Other Energy Services and Duke Ventures. Through these business segments Duke generates, transmits, distributes and sells electricity and also provides transportation and storage of natural gas for its customers. Duke also provides other related services including services related to natural gas liquids, the operation and management of merchant generation facilities, commodity sales and services related to natural gas and electric power, the operation of power generation facilities and engineering, consulting, construction and integrated energy services.

            Closing            Closing             Closing             Closing            Closing           Closing
   1998      Price     1999    Price       2000     Price     2001      Price     2002    Price     2003     Price
----------  -------- --------- -------   --------  -------  ---------- -------- --------  ------- --------  -------
January     27 3/32  January   30 29/32  January   28 7/8   January    36.57    January   34.87   January   16.91
February    27 25/32 February  28 7/16   February  24 1/4   February   40.75    February  35.30   February  13.51
March       29 25/32 March     27 13/32  March     26 1/4   March      42.74    March     37.80   March     14.54
April       28 15/16 April     28        April     28 3/4   April      46.76    April     38.33   April     17.59
May         28 13/16 May       30 5/32   May       29 1/8   May        45.72    May       32.01   May       19.38
June        29 5/8   June      27 7/32   June      28 3/8   June       39.01    June      31.10   June      19.95
July        28 9/16  July      26 15/32  July      30 27/32 July       38.61    July      25.49
August      31 3/16  August    28 3/4    August    37 27/64 August     39.31    August    26.83
September   33 3/32  September 27 9/16   September 42 57/64 September  37.85    September 19.55
October     32 11/32 October   28 9/32   October   43 7/32  October    38.41    October   20.49
November    31 9/32  November  25 11/32  November  44 31/32 November   36.15    November  19.74
December    32 1/32  December  25 1/16   December  42 5/8   December   39.26    December  19.54


The closing price on July 11, 2003 was $18.73.

                               DYNEGY, INC. (DYN)

     Dynegy, Inc. is a holding company whose subsidiaries provide energy products and services in North America, the United Kingdom and continental Europe through four business segments: Wholesale Energy Network, Dynegy Midstream Services, Transmission and Distribution and Dynegy Global Communications. Dynegy markets products through its wholesale and direct commercial and industrial marketing and trading of natural gas, electricity, coal, emissions allowances and weather derivatives. These operations are supported by subsidiaries that provide power generation, gas and liquids storage capacity and transportation. Dynegy operates an electric and natural gas utility engaged in the transmission, distribution and sale of electricity and natural gas.

            Closing              Closing             Closing              Closing             Closing          Closing
   1998      Price      1999      Price      2000     Price      2001      Price      2002    Price    2003    Price
----------  --------  --------- --------   --------- --------  ---------  -------   --------- ------- -------- -------

January     11 19/32  January   7 45/64    January   22 15/32  January    48.70     January   23.85   January  1.87
February    11 15/64  February  8 45/64    February  23 7/16   February   47.00     February  25.57   February 1.95
March       10 19/32  March     10 3/16    March     31 3/8    March      51.01     March     29.00   March    2.61
April       10 11/16  April     12 19/32   April     32 23/32  April      57.85     April     18.00   April    4.40
May         11        May       12 13/32   May       38 9/16   May        49.30     May        8.89   May      4.98
June        9 1/16    June      14 49/64   June      34 5/32   June       46.50     June       7.20   June     4.20
July        10 3/64   July      17 25/64   July      35 3/16   July       46.38     July       2.40
August      6 59/64   August    17 1/32    August    45        August     42.17     August     2.08
September   9 47/64   September 14 63/64   September 57 1/64   September  34.65     September  0.73
October     10 7/8    October   16 37/64   October   46 3/8    October    35.90     October    0.68
November    9 27/64   November  16 19/64   November  44 1/4    November   30.35     November   1.17
December    7 59/64   December  17 5/8     December  56 1/16   December   25.50     December   1.18


The closing price on July 11, 2003 was $4.63.



                           EDISON INTERNATIONAL (EIX)

     Edison International is the parent holding company of Southern California Edison, a public utility company as well as other non-utility companies. The principal non-utility Companies are: Edison Mission Energy (EME), which is engaged in developing, acquiring, owning or leasing, and operating electric power generation facilities worldwide and energy trading and price risk management activities; Edison Capital, a provider of capital and financial services for energy and infrastructure projects; and Edison Operations & Maintenance Services provides operations and maintenance services for the power production industry.

            Closing            Closing              Closing               Closing             Closing            Closing
   1998      Price     1999     Price     2000       Price       2001      Price      2002     Price     2003     Price
----------  -------  --------- -------- ---------  ---------  ----------  -------   --------- -------  --------  -------

January     26 7/8   January   27 13/16 January    29 1/8     January     13.34     January   11.44    January   12.33
February    27 5/8   February  25 1/2   February   26 1/4     February    14.90     February  15.80    February  12.36
March       29 3/8   March     22 1/4   March      16 9/16    March       12.64     March     16.75    March     13.57
April       29 13/16 April     24 1/2   April      19 1/16    April        9.85     April     18.15    April     14.59
May         29 3/8   May       27 1/2   May        21 3/8     May         10.83     May       18.66    May       16.28
June        29 9/16  June      26 3/4   June       20 1/2     June        11.15     June      17.00    June      16.43
July        27 3/4   July      25 5/16  July       19 11/16   July        14.04     July      13.10
August      28 7/16  August    25 3/8   August     20 45/64   August      13.61     August    11.98
September   25 11/16 September 24 5/16  September  19 21/64   September   13.16     September 10.00
October     26 3/8   October   29 5/8   October    23 7/8     October     14.21     October   10.05
November    27 1/2   November  26 1/2   November   22 15/16   November    15.10     November  11.09
December    27 7/8   December  26 3/16  December   15 5/8     December    15.10     December  11.85


The closing price on July 11, 2003 was $16.74.

                         EL PASO ENERGY CORPORATION (EP)

     El Paso Corporation is a North American provider of natural gas services. The Company has core businesses in natural gas production, gathering and processing, and transmission, as well as liquefied natural gas transport and receiving, petroleum logistics, power generation and merchant energy services. El Paso Energy also assists in the development and operation of energy infrastructure facilities worldwide and the domestic exploration and production of natural gas and oil. The Company's operations are segregated into four primary business segments: Pipelines, Merchant Energy, Production and Field Services.

            Closing            Closing             Closing             Closing            Closing             Closing
   1998      Price     1999     Price      2000     Price      2001     Price     2002     Price      2003     Price
----------  -------- --------- --------  --------- --------  --------- -------  --------- --------  --------  -------
January     32       January   33        January   32 1/4    January   62.90    January    37.95    January   8.44
February    33 3/16  February  36 7/16   February  37 1/16   February  70.30    February   39.08    February  4.86
March       35 5/16  March     32 11/16  March     40 3/8    March     65.30    March      44.03    March     6.05
April       36 15/16 April     36 3/4    April     42 3/8    April     68.80    April      40.00    April     7.50
May         38 5/8   May       36 1/16   May       51 1/2    May       60.90    May        25.65    May       8.70
June        38 1/4   June      35 3/16   June      50 15/16  June      52.54    June       20.61    June      8.08
July        34       July      36        July      48 23/64  July      51.75    July       14.45
August      25       August    36 9/16   August    58 9/64   August    48.59    August     16.91
September   32 7/16  September 40 1/4    September 61 5/8    September 41.55    September   8.27
October     35 7/16  October   41        October   62 11/16  October   49.06    October     7.75
November    34 1/8   November  38 1/2    November  60 1/16   November  44.50    November    8.52
December    34 13/16 December  38 13/16  December  71 5/8    December  44.61    December    6.96


The closing price on July 11, 2003 was $8.63.



                            ENTERGY CORPORATION (ETR)

     Entergy Corporation is a public utility holding company primarily engaged, through its subsidiaries, in domestic utility operations, power marketing and trading, global power development and domestic non-utility nuclear operations. Entergy's major customers include the chemical, petroleum refining, paper and food products industries. Entergy's utility services are primarily provided in Arkansas, Louisiana, Mississippi and Texas.



            Closing            Closing            Closing             Closing             Closing             Closing
   1998      Price    1999      Price    2000      Price      2001     Price      2002     Price      2003     Price
----------  -------- --------- -------- --------- --------  --------- -------   --------  -------   --------- -------
January     28 5/8   January   29 7/16  January   24 47/50  January   35.42     January   41.18     January   44.45
February    28 15/16 February  28 1/4   February  20 1/4    February  38.83     February  41.28     February  45.55
March       29 3/4   March     27 1/2   March     20 3/16   March     38.00     March     43.41     March     48.15
April       24 7/8   April     31 1/4   April     25 7/16   April     40.50     April     46.40     April     46.61
May         26 5/16  May       32 7/16  May       29 1/4    May       43.20     May       43.98     May       51.69
June        28 3/4   June      31 1/4   June      27 3/16   June      38.39     June      42.44     June      52.78
July        27 3/8   July      30 5/16  July      27 1/8    July      37.50     July      40.53
August      28 13/16 August    29 13/16 August    30 29/64  August    38.52     August    42.19
September   30 3/4   September 28 15/16 September 37 17/64  September 35.56     September 41.60
October     28 3/4   October   29 15/16 October   38 5/16   October   38.85     October   44.09
November    29 5/16  November  27 9/16  November  41 1/8    November  36.90     November  43.73
December    31 1/8   December  25 3/4   December  42 5/16   December  39.11     December  45.59

The closing price on July 11, 2003 was $50.48.

                            EXELON CORPORATION (EXC)

     Exelon Corporation is the parent corporation for each of Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO), which are electric utilities. Exelon, through its subsidiaries, operates in three business segments: Energy Delivery, which consists of the retail electricity distribution and transmission businesses of ComEd in northern Illinois and PECO in southeastern Pennsylvania and the natural gas distribution business of PECO in the Pennsylvania counties surrounding the City of Philadelphia; Generation, which consists of electric generating facilities, energy marketing operations and equity interests in Sithe Energies, Inc. and AmerGen Energy Company, LLC; and Enterprises, which consists of competitive retail energy sales, energy and infrastructure services, communications and other investments weighted towards the communications, energy services and retail services industries.


            Closing            Closing           Closing             Closing           Closing          Closing
   1998      Price    1999      Price    2000     Price     2001     Price     2002    Price    2003    Price
----------  -------- --------  -------- --------- -------- --------- ------- --------- ------- -------- -------
January     18 15/16 January   38 3/16  January   41 3/4   January   60.51   January   49.24   January  50.93
February    19 13/16 February  35 5/8   February  37 5/16  February  65.37   February  49.28   February 49.15
March       22 1/8   March     46 1/4   March     36 7/8   March     65.60   March     52.97   March    50.41
April       23 13/16 April     47 7/16  April     41 11/16 April     69.05   April     54.30   April    53.04
May         28 1/4   May       48 15/16 May       43 15/16 May       67.82   May       53.49   May      57.30
June        29 3/16  June      41 7/8   June      40 5/16  June      64.12   June      52.30   June     59.81
July        29 15/16 July      42 3/8   July      42 11/16 July      56.50   July      49.05
August      34 1/4   August    40 5/8   August    48 13/64 August    54.60   August    46.85
September   36 3/4   September 37 1/2   September 60 37/64 September 44.60   September 47.50
October     38 3/4   October   38 3/16  October   60 1/8   October   42.07   October   50.40
November    40 1/8   November  32 15/16 November  66 1/4   November  44.61   November  50.19
December    41 3/4   December  34 3/4   December  70 13/64 December  47.88   December  52.77


The closing price on July 11, 2003 was $56.95.



                          FIRSTENERGY CORPORATION (FE)

     FirstEnergy Corporation is a holding company of four principal electric utility operating subsidiaries. FirstEnergy's subsidiaries furnish electric service and provide transmission services and electric energy to municipalities primarily in Pennsylvania and Ohio. FirstEnergy Corporation's other subsidiaries also provide energy-related products and services. It also engages in the purchase, sale and interchange of electric energy with other electric companies.

            Closing            Closing             Closing            Closing              Closing           Closing
   1998      Price     1999     Price     2000      Price     2001     Price      2002      Price    2003     Price
----------  -------- --------- --------  --------- -------  --------- -------  ---------   -------  -------- -------
January     29       January   31 1/16   January   22 3/4   January   27.85    January     37.20    January  31.20
February    28 15/16 February  29 1/4    February  18 1/2   February  28.17    February    36.60    February 29.50
March       30 13/16 March     28        March     20 5/8   March     27.92    March       34.58    March    31.50
April       30 1/4   April     29 11/16  April     25 7/16  April     30.30    April       33.30    April    33.73
May         29 11/16 May       31 13/16  May       25 1/8   May       30.65    May         34.51    May      36.81
June        30 3/4   June      31        June      23 3/8   June      32.16    June        33.38    June     38.45
July        27 9/16  July      28 9/16   July      25 1/2   July      30.34    July        30.75
August      28 7/8   August    28 9/16   August    24 49/64 August    32.89    August      33.00
September   31 1/16  September 25 5/16   September 26 61/64 September 35.95    September   29.89
October     30       October   26 1/16   October   25 7/8   October   34.46    October     32.45
November    30 15/16 November  23 5/16   November  29 1/2   November  33.78    November    31.68
December    32 9/16  December  22 11/16  December  31 9/16  December  34.98    December    32.97


The closing price on July 11, 2003 was $36.13.

                              FPL GROUP, INC. (FPL)

     FPL Group, Inc. is a public utility holding company engaged in the generation, transmission, distribution and sale of electric energy throughout most of the east and southwestern coasts of Florida. FPL buys and sells wholesale energy commodities such as natural gas, oil and electric power. FPL is also involved in non-utilities related businesses, such as the sale and marketing of fiber-optic network capacity.

            Closing            Closing             Closing            Closing               Closing              Closing
   1998      Price    1999      Price     2000      Price     2001     Price      2002       Price      2003      Price
----------  -------- --------- --------  --------- -------- --------- --------  ---------  --------   ---------  --------
January     57 3/8   January   54 7/8    January   42 13/16 January   58.00     January    53.61      January    58.39
February    58 1/16  February  51 7/16   February  38 5/8   February  65.05     February   53.11      February   56.01
March       64 1/4   March     53 1/4    March     46 1/16  March     61.30     March      59.55      March      58.93
April       62 1/16  April     56 3/8    April     45 1/4   April     59.90     April      63.49      April      60.87
May         61 7/16  May       58 3/16   May       49 11/16 May       58.25     May        62.99      May        66.47
June        63       June      54 5/8    June      49 1/2   June      60.21     June       59.99      June       66.85
July        60 13/16 July      53 15/16  July      48 1/4   July      54.00     July       56.65
August      66 9/16  August    54        August    53 3/8   August    54.35     August     57.08
September   69 11/16 September 50 3/8    September 65 49/64 September 53.55     September  53.80
October     62 9/16  October   50 5/16   October   66       October   53.10     October    58.98
November    61 1/4   November  43 3/4    November  66 1/4   November  55.40     November   58.80
December    61 5/8   December  42 13/16  December  71 3/4   December  56.40     December   60.13


The closing price on July 11, 2003 was $63.71.



                            MIRANT CORPORATION (MIR)

     Mirant Corporation and its subsidiaries develop, construct, own and operate power plants, and sell wholesale electricity, gas and other energy-related commodity products in North America, South America, Europe and Asia. Mirant produces, transports and stores natural gas in North America. Mirant's business includes managing risk associated with market price fluctuation of energy and energy-linked commodities. Mirant also provides a range of energy-related services to utilities and industrial companies. Mirant separated from the Southern Company and began trading under the ticker MIR in January 2001.

            Closing           Closing           Closing            Closing               Closing               Closing
   1998     Price    1999     Price     2000     Price    2001     Price      2002       Price       2003      Price
----------  ------- --------  ------- --------- -------  --------- -------   ---------   -------   --------    -------
January       *     January     *     January      *     January   24.30     January      10.01    January     1.76
February      *     February    *     February     *     February  25.00     February     8.68     February    1.35
March         *     March       *     March        *     March     35.50     March        14.45    March       1.60
April         *     April       *     April        *     April     40.80     April        12.08    April       3.31
May           *     May         *     May          *     May       39.30     May          9.50     May         3.46
June          *     June        *     June         *     June      34.40     June         7.30     June        2.90
July          *     July        *     July         *     July      30.93     July         3.60
August        *     August      *     August       *     August    28.65     August       3.78
September     *     September   *     September 31 3/8   September 21.90     September    2.21
October       *     October     *     October   27 1/4   October   26.00     October      2.14
November      *     November    *     November  24 3/8   November  24.41     November     2.13
December      *     December    *     December  28 5/16  December  16.02     December     1.87


The closing price on July 11, 2003 was $1.75.

                             PG&E CORPORATION (PCG)

     PG&E Corporation is an energy-based holding that conducts its business through two principal subsidiaries: Pacific Gas and Electric Company (the Utility) and PG&E National Energy Group, Inc. (PG&E NEG). The Utility is engaged principally in the business of providing electricity and natural gas distribution and transmission services throughout most of northern and central California. PG&E NEG is engaged in power generation, wholesale energy marketing and trading, risk management and natural gas transmission. PG&E has three operating segments: Utility, Integrated Energy and Marketing (or the Generation Business) and Interstate Pipeline Operations (or the Pipeline Business) through which it provides services to its industrial and commercial customers.

            Closing             Closing             Closing             Closing           Closing          Closing
   1998      Price     1999      Price      2000    Price       2001    Price     2002    Price    2003     Price
----------  --------  --------- --------  --------- --------  --------  ------- --------  ------- -------- -------
January     29 13/16  January   31 15/16  January   21 15/16  January   14.25   January   21.50   January  13.80
February    30 1/8    February  31 1/2    February  20 5/8    February  13.96   February  21.21   February 12.75
March       33        March     31 1/16   March     21        March     11.84   March     23.56   March    13.45
April       32 3/8    April     31 1/16   April     25 15/16  April     8.97    April     23.50   April    14.98
May         31 1/2    May       33 3/4    May       25 15/16  May       11.40   May       21.50   May      17.00
June        31 9/16   June      32 7/16   June      24 5/8    June      11.20   June      17.89   June     21.15
July        30 7/16   July      31 5/8    July      25 7/8    July      14.87   July      13.90
August      32 1/8    August    30 5/16   August    28 61/64  August    16.40   August    11.35
September   31 7/8    September 25 7/8    September 24 13/64  September 15.20   September 11.26
October     30 7/16   October   22 15/16  October   26 15/16  October   18.06   October   10.85
November    30 15/16  November  22 3/8    November  27 7/16   November  18.30   November  13.81
December    31 1/2    December  20 1/2    December  20        December  19.24   December  13.90

The closing price on July 11, 2003 was $21.79.



                           PROGRESS ENERGY, INC. (PGN)

     Progress Energy, Inc., formerly CP&L Energy, Inc., is a public utility holding company engaged in the generation, transmission, distribution and sale of electricity in portions of North Carolina, South Carolina and Florida. Progress Energy is also engaged in the transport, distribution and sale of natural gas in portions of North Carolina. Progress Energy is involved in merchant energy generation, coal and synthetic fuel operations and energy marketing and trading. Through other business units, Progress Energy engages in other non-regulated business areas including energy management and related services, rail services and telecommunications.

            Closing            Closing             Closing             Closing             Closing             Closing
   1998      Price     1999     Price     2000      Price      2001     Price      2002     Price      2003     Price
----------- -------- --------- --------- --------- --------  --------- -------   --------  -------   --------  -------
January     40 5/8   January   41 5/8    January   32 1/4    January   41.20     January   43.70     January   40.41
February    41 3/4   February  39 7/8    February  29 3/4    February  43.26     February  44.74     February  38.90
March       45 1/4   March     37 13/16  March     32 7/16   March     43.07     March     50.04     March     39.15
April       43 1/16  April     40 3/8    April     36 9/16   April     44.24     April     51.89     April     41.78
May         41       May       43 3/4    May       34 3/8    May       42.55     May       51.85     May       47.05
June        43 3/8   June      42 13/16  June      31 15/16  June      44.92     June      52.01     June      43.90
July        40 5/8   July      41 1/8    July      33 7/16   July      42.77     July      46.75
August      43 1/16  August    36 3/8    August    37 1/64   August    41.69     August    46.52
September   43 3/16  September 35 3/8    September 41 45/64  September 42.99     September 40.87
October     45 7/8   October   34 1/2    October   40 5/16   October   42.17     October   41.72
November    46 3/8   November  30 1/8    November  43 3/16   November  41.45     November  42.00
December    47 1/16  December  30 7/16   December  49 3/16   December  45.03     December  43.35

The closing price on July 11, 2003 was $41.13.

               PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (PEG)

     Public Service Enterprise Group Incorporated (PSEG) is an exempt public utility holding company with four direct wholly owned subsidiaries: Public Service Electric and Gas Company, PSEG Power LLC , PSEG Energy Holdings Inc. and PSEG Services Corporation. PSEG's Public Service Electric and Gas Company is an operating public utility company engaged principally in the transmission, distribution and sale of electric energy and gas service in New Jersey. PSEG's other subsidiaries own and operate the electric generation -related assets, participate in energy-related businesses and provide management and administrative services to PSEG entities.



            Closing            Closing            Closing            Closing              Closing             Closing
   1998      Price    1999      Price     2000     Price    2001      Price     2002       Price      2003     Price
----------  -------- --------- -------- --------- -------- --------- -------  ----------  ---------  -------- -------
January     31       January   39 9/16  January   34 3/8   January   40.91    January      42.08     January   35.28
February    32 1/4   February  38       February  29       February  44.81    February     42.17     February  34.63
March       37 3/4   March     38 3/16  March     29 5/8   March     43.16    March        45.80     March     36.69
April       33 9/16  April     40       April     35 7/8   April     46.44    April        46.35     April     38.47
May         33 1/8   May       41 15/16 May       37 1/4   May       51.41    May          45.28     May       42.73
June        34 7/16  June      40 13/16 June      34 5/8   June      48.90    June         43.30     June      42.25
July        32 11/16 July      40 5/16  July      33 5/8   July      46.80    July         34.55
August      36 1/2   August    41       August    36 17/64 August    46.30    August       35.20
September   39 5/16  September 38 5/8   September 44 45/64 September 42.55    September    30.50
October     38       October   39 9/16  October   41 1/2   October   39.36    October      28.65
November    39       November  35       November  42 3/4   November  40.55    November     29.94
December    40       December  34 13/16 December  48 5/8   December  42.19    December     32.10


The closing price on July 11, 2003 was $41.52.



                          RELIANT RESOURCES INC. (RRI)

     Reliant Resources, Inc. provides electricity and energy services, with a focus on the wholesale and retail segments of the electric power industry in the United States. The Company acquires, develops and operates electric power generation facilities that are not subject to traditional cost-based regulation and therefore can generally sell power at prices determined by the market. Reliant Resources also trades and markets power, natural gas and other energy-related commodities, and provides related risk management services.

            Closing             Closing             Closing             Closing              Closing                Closing
   1998      Price     1999      Price      2000     Price      2001     Price     2002       Price       2003       Price
----------- --------  --------- -------   --------- -------   --------- -------  ---------   -------    --------    -------
January     *         January    *        January     *       January     *      January      14.05     January     4.08
February    *         February   *        February    *       February    *      February     10.56     February    4.05
March       *         March      *        March       *       March       *      March        16.91     March       3.56
April       *         April      *        April       *       April       *      April        15.43     April       5.62
May         *         May        *        May         *       May       34.40    May          9.45      May         6.70
June        *         June       *        June        *       June      24.70    June         8.75      June        6.13
July        *         July       *        July        *       July      23.03    July         4.62
August      *         August     *        August      *       August    19.68    August       5.00
September   *         September  *        September   *       September 16.20    September    1.75
October     *         October    *        October     *       October   15.65    October      1.88
November    *         November   *        November    *       November  16.27    November     2.35
December    *         December   *        December    *       December  16.51    December     3.20


The closing price on July 11, 2003 was $6.05.

                            THE SOUTHERN COMPANY (SO)

     The Southern Company acquires, develops, builds and operates power production and delivery facilities primarily in the southeastern United States. Southern also provides a range of energy-related services to utilities and industrial companies in countries throughout the world. Its businesses include independent power projects, integrated utilities, a distribution company, and energy trading and marketing businesses. Southern's subsidiaries market and provide digital wireless communications services to the public and to utilities companies within the southeastern United States.

            Closing             Closing              Closing            Closing           Closing           Closing
   1998      Price      1999     Price      2000      Price     2001     Price     2002    Price    2003     Price
---------- --------   --------- --------   --------- --------  -------- -------  -------- -------  -------- -------
January     24 5/16   January   26 15/16   January   25 11/16  January   29.18   January   24.65   January  28.17
February    24 11/16  February  25 1/16    February  22 3/16   February  30.95   February  25.40   February 28.21
March       27 11/16  March     23 5/16    March     21 3/4    March     35.09   March     26.49   March    28.44
April       26 1/2    April     27 1/16    April     24 15/16  April     23.39   April     28.35   April    29.09
May         26 9/16   May       28 3/8     May       25 15/16  May       23.54   May       27.00   May      31.48
June        27 11/16  June      26 1/2     June      23 5/16   June      23.25   June      27.40   June     31.16
July        25 1/2    July      26 3/8     July      24 7/16   July      23.50   July      28.78
August      28 1/8    August    27 1/16    August    29 61/64  August    23.17   August    28.96
September   29 7/16   September 5 3/4      September 32 29/64  September 23.98   September 28.78
October     28 3/16   October   26 9/16    October   29 3/8    October   23.90   October   29.70
November    29 1/2    November  23 3/8     November  31 9/16   November  22.75   November  26.16
December    29 1/16   December  23 1/2     December  33 1/4    December  25.35   December  28.39


The closing price on July 11, 2003 was $29.30.



                        TEXAS GENCO HOLDINGS, INC. (TGN)

     On January 10, 2003 CenterPoint Energy Inc spun off 19% of Texas Genco Holdings, retaining an 81% interest. Texas Genco Holdings is a wholesale electric power generating company that owns 11 electric power generation facilities and a 30.8% interest in one additional facility. Texas Genco Holdings sells electric generation capacity, energy and ancillary services in Texas and represents approximately 85% of the demand for power in Texas.

            Closing              Closing            Closing            Closing           Closing          Closing
   1998      Price      1999      Price     2000     Price    2001     Price     2002    Price    2003    Price
----------  -------    --------  -------- --------  -------  --------  -------  -------- ------- -------- -------
January       *        January     *      January    *       January    *       January   *      January  15.06
February      *        February    *      February   *       February   *       February  *      February 16.40
March         *        March       *      March      *       March      *       March     *      March    17.39
April         *        April       *      April      *       April      *       April     *      April    17.40
May           *        May         *      May        *       May        *       May       *      May      20.85
June          *        June        *      June       *       June       *       June      *      June     23.25
July          *        July        *      July       *       July       *       July      *
August        *        August      *      August     *       August     *       August    *
September     *        September   *      September  *       September  *       September *
October       *        October     *      October    *       October    *       October   *
November      *        November    *      November   *       November   *       November  *
December      *        December    *      December   *       December   *       December  *


The closing price on July 11, 2003 was $23.00.

                          TEXAS UTILITIES COMPANY (TXU)

     TXU Corporation is a global energy services company that engages in electricity generation, wholesale energy trading, retail energy marketing, energy delivery, other energy-related services and, through a joint venture, telecommunications services. TXU has operations in Texas, continental Europe, the United Kingdom and Australia. Through its subsidiaries, TXU provides financial, accounting, information technology, environmental, customer, procurement, personnel and other administrative services, at cost, to TXU and its other subsidiaries. TXU subsidiaries also provide telecommunications services, fiber optic transport services and local, long distance, Internet, Web hosting and development, network and data services.



            Closing             Closing            Closing             Closing            Closing             Closing
   1998      Price     1999     Price      2000     Price     2001     Price    2002       Price      2003     Price
----------  --------  --------- -------- --------- -------- ---------  ------- ---------- --------  --------- -------
January     41 1/8    January   43 15/16 January   35 3/8   January    37.73   January     48.72    January   15.06
February    40 7/16   February  42 7/16  February  32 5/8   February   41.24   February    50.87    February  16.40
March       39 5/16   March     42       March     29 11/16 March      41.32   March       54.51    March     17.39
April       40        April     39 7/8   April     33 11/16 April      43.96   April       54.42    April     19.92
May         39 1/2    May       45 1/4   May       35 3/4   May        49.34   May         51.33    May       20.24
June        41 5/8    June      41 7/16  June      29 1/2   June       48.19   June        51.55    June      22.45
July        40 1/16   July      42 1/2   July      31 1/4   July       46.50   July        43.13
August      42 1/2    August    40 7/16  August    34 61/64 August     47.48   August      48.36
September   46 9/16   September 37 5/16  September 39 41/64 September  46.32   September   41.71
October     43 3/4    October   38 3/4   October   37 1/16  October    45.84   October     14.35
November    44 9/16   November  35 13/16 November  39 15/16 November   45.10   November    15.42
December    46 11/16  December  35 9/16  December  44 5/16  December   45.15   December    18.68


The closing price on July 11, 2003 was $20.90.



                       THE WILLIAMS COMPANIES, INC. (WMB)

     The Williams Companies, Inc. is an energy company that primarily finds, produces, gathers, processes and transports natural gas. The Company's operations serve the Northwestern United States, California, the Rocky Mountain region, the Gulf Coast and Eastern Seaboard markets. Williams primary business segments include Gas Pipeline, Exploration and Production, Midstream Gas and Liquids and Energy Marketing and Trading, which include Williams Energy Partners L.P. and Petroleum Services. Williams intends to sell substantially all assets held in the Petroleum Services segment with the exception of its interest in Longhorn Partner Pipeline. Assets within the Petroleum Services include a petroleum products refinery, 9 convenience stores and interests in pipeline systems.

            Closing             Closing             Closing            Closing           Closing           Closing
   1998     Price       1999    Price       2000    Price     2001     Price     2002     Price    2003    Price
----------  --------  --------- --------  --------- -------- --------- -------  -------- -------  -------- -------
January     28 1/2    January   33        January   38 1/16  January   39.13    January   17.68   January  3.24
February    32 13/16  February  37        February  41 13/16 February  41.70    February  15.45   February 3.81
March       32        March     39 1/2    March     43 15/16 March     42.85    March     23.56   March    4.58
April       31 13/16  April     47 1/4    April     37 1/2   April     42.17    April     19.10   April    6.95
May         32 7/16   May       51 13/16  May       41 9/16  May       39.40    May       14.20   May      7.91
June        33 3/4    June      42 9/16   June      41 11/16 June      32.95    June      5.99    June     7.90
July        32 1/8    July      42 1/16   July      41 15/16 July      33.50    July      2.95
August      23        August    41 1/4    August    46 5/64  August    32.55    August    3.22
September   28 3/4    September 37 5/8    September 42 1/4   September 27.30    September 2.66
October     27 3/8    October   37 1/2    October   41 13/16 October   28.87    October   1.88
November    28 13/16  November  33 3/4    November  35 3/8   November  26.72    November  2.69
December    31 3/16   December  30 9/16   December  39 15/16 December  25.52    December  2.70


The closing price on July 11, 2003 was $7.79.

================================================================================









                                 [HOLDRS LOGO]




                        1,000,000,000 Depositary Receipts

                            Utilities HOLDRSSM Trust




                               -------------------


                               P R O S P E C T U S


                               -------------------





                                  July 11, 2003













================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.   Exhibits.

     See Exhibit Index.


Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on July 14, 2003.


                                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED


                                 By:                     *
                                     -----------------------------------
                                     Name:  John J. Fosina
                                     Title:      Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated on July 14, 2003.

                Signature                              Title
                ---------                              -----

                                          Co. Chief Executive Officer,
                     *                    Co. Chairman of the Board and Director
          ----------------------
             James P. Gorman


                                          Co. Chief Executive Officer,
                     *                    Co. Chairman of the Board and Director
          ----------------------
            Arshad R. Zakaria



                     *                    Director
          ----------------------
            Carlos M. Morales


                     *                    Director
          ----------------------
             Thomas H. Patrick


                     *                    Chief Financial Officer
          ----------------------
             John J. Fosina


                     *                    Controller
          ----------------------
            Dominic A. Carone


        *By:  /s/ Mitchell M.Cox          Attorney-in-Fact
             -------------------
             Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------

  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on May 8, 2000 as an exhibit to the registration statement filed on Form S-1 for Utilities HOLDRS.

  *4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement on Form S-1 for Utilities HOLDRS.

  *5.1 Opinion of Shearman & Sterling regarding the validity of the Utilities HOLDRS Receipts, filed on May 8, 2000 as an exhibit to the registration statement filed on Form S-1 for Utilities HOLDRS.

  *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on May 8, 2000 as an exhibit to the registration statement filed on Form S-1 for Utilities HOLDRS.

   8.2 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 14, 2003 as an exhibit to amendment no. 4 to the registration statement filed on Form S-1 for Utilities HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement), filed on May 8, 2000 as an exhibit to the registration statement filed on Form S-1 for Utilities HOLDRS.

  *24.2 Power of Attorney of Dominic A. Carone, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement on Form S-1 for Utilities HOLDRS.

  *24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

  *24.4 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

__________________

* Previously filed.


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